Exhibit 10.01
COLLABORATION AGREEMENT
between
AVALON PHARMACEUTICALS, INC.
and
CHEMDIV, INC.
dated as of July 25, 2006

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

COLLABORATION AGREEMENT
     THIS COLLABORATION AGREEMENT dated as of the 25th day of July, 2006 (the “Agreement”) is made between Avalon Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 20358 Seneca Meadows Parkway, Germantown, Maryland 20876 (“Avalon”) and ChemDiv, Inc., a Wisconsin corporation having its principal office at 11558 Sorrento Valley Road, San Diego, California 92121 (“ChemDiv,” and together with Avalon, the “Parties”).
RECITALS
     WHEREAS, ChemDiv has know-how, expertise, intellectual property rights and technology with respect to chemical libraries and chemical synthesis; and
     WHEREAS, Avalon possesses know-how, expertise, intellectual property rights and technology with respect to screening of libraries to identify compounds of interest and the development of compounds; and
     WHEREAS, the Parties desire to form a collaboration for the co-development and commercialization of certain products.
     NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the Parties hereto mutually agree as follows:
ARTICLE 1
DEFINITIONS
     For purposes of this Agreement, the terms defined in this Article shall have the meanings specified below, whether used in their singular or plural form:

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     1.1 “Affiliate” with respect to either Party, means any corporation or other entity which controls, is controlled by, or is under common control with that Party. A corporation or other entity shall be regarded as in control of another corporation or entity if it directly or indirectly owns or controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity.
     1.2 “Applicable Percentage” means * percent (*%).
     1.3 “Approved Target” means a Target selected by the Parties for screening.
     1.4 “Avalon Invention” means any Invention that is conceived by employees of Avalon or others acting on behalf of Avalon, other than a Collaboration Invention.
     1.5 “Avalon Patent Rights” shall mean any and all claims of Patent Rights (other than Collaboration Patent Rights) owned by Avalon as of the Effective Date or during the term of this Agreement or licensed to Avalon as of the Effective Date or during the term of this Agreement with the right to grant a sublicense, which claim would be or is infringed by the development, manufacture, use, sale, offer for sale or import of Product.
     1.6 “Avalon Know-How” means Know-How owned or controlled by Avalon, or licensed to Avalon as of the Effective Date or owned by Avalon during the term of this Agreement or licensed to Avalon during the term of this Agreement with the right to grant a sublicense during the term of this Agreement, in each case that relates to or is useful for the development, obtaining regulatory approval for, manufacture, use or commercialization of Product. For the avoidance of doubt, Avalon Know-How does not include Know-How for

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

screening against Targets and/or for identifying compounds with activity against Targets and/or libraries, and does not include Collaboration Compounds or Collaboration Inventions.
     1.7 “Business Day” shall mean each day of the week excluding Saturday, Sunday and U.S. Federal holidays.
     1.8 “ChemDiv Invention” means any Invention that is conceived during the term of this Agreement by employees of ChemDiv or others acting on behalf of ChemDiv other than a Collaboration Invention.
     1.9 “ChemDiv Library” means the collection of more than * compounds in the possession of ChemDiv.
     1.10 “ChemDiv Patent Rights” means any and all claims of Patent Rights (other than Collaboration Patent Rights) owned by ChemDiv as of the Effective Date or during the term of this Agreement and/or licensed to ChemDiv as of the Effective Date or during the term of this Agreement with the right to grant a sublicense which claim would be infringed by the development, manufacture, use, sale, offer for sale or import of Product.
     1.11 “ChemDiv Know-How” means Know-How owned by ChemDiv as of the Effective Date or during the term of this Agreement or licensed to ChemDiv as of the Effective Date or during the term of this Agreement with a right to grant a sublicense thereunder, in each case that relates to or is useful for the development, obtaining regulatory approval for, manufacture, use or commercialization of Product. For the avoidance of doubt, ChemDiv Know-How does not include Know-How for screening against Targets and/or for identifying compounds with activity against a target and/or libraries that are not Selected Compounds and does not include Collaboration Compounds or Collaboration Inventions.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     1.12 “Collaboration Compounds” means, with respect to each Project, (i) any and all compounds first synthesized by or on behalf of a Party pursuant to a Project prior to the Opt-Out Date for such Project, (ii) all isomers, enantiomers, hydrates, conjugates, esters, racemates, polymorphs, and metabolites of any of the foregoing compounds, (iii) all salt forms of any of the foregoing compounds, and (iv) all prodrugs of any of the foregoing compounds.
     1.13 “Collaboration Inventions” means any Invention conceived by an employee of a Party and/or by a person or entity obligated to assign such an Invention to a Party pursuant to work on a Project prior to the Opt-Out Date for the Project, which Invention is directed to a Collaboration Compound, a composition containing a Collaboration Compound, or a process of using or making a Collaboration Compound or composition containing a Collaboration Compound.
     1.14 “Collaboration Patent Right” means Patent Rights that claim a Collaboration Invention, a Collaboration Compound and/or manufacture and/or use thereof. For the avoidance of doubt, such Collaboration Patent Rights may also claim analogs and/or derivatives of Collaboration Compounds and/or manufacture and/or use thereof and such claims are included in Collaboration Patent Rights.
     1.15 “Collaboration Rights” means individually and collectively Collaboration Compounds, Collaboration Patent Rights and Collaboration Inventions.
     1.16 “Development Compound” means, with respect to each Project, a compound identified or synthesized pursuant to the Project prior to the Opt-Out Date for the Project that is designated for further development to obtain Regulatory Approval thereof, which designation shall be made prior to the Opt-Out Date for the Project by the JSC and after the Opt-Out Date for the Project, by the Selling Party.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     1.17 “Development Costs” with respect to Product means the costs incurred or accrued by the Parties with respect to work performed by the Parties or their respective Affiliates in accordance with the Development Plan in connection with the conduct of process and manufacturing development, development of Product and Regulatory Approvals and related activities including, but not limited to, data management, statistical designs and studies, document preparation and other expenses associated with the clinical testing program for Product, clinical grants, clinical laboratory fees, positive controls and the cost of studies conducted and services provided by contract research organizations and individuals, consultants, toxicology contractors, and manufacturers necessary or useful for the purpose of obtaining Regulatory Approvals for Product, costs for preparing, submitting, reviewing or developing data or information for the purpose of submission of applications to obtain Regulatory Approvals for Product which costs are limited to, (a) direct, out-of-pocket external costs, (b) the Fully Absorbed Cost of Goods for batches of Product manufactured and supplied for use in pre-clinical and clinical trials and pre-commercialization activities and (c) work performed by ChemDiv and Avalon FTEs charged at the FTE Rate. All cost determinations made hereunder shall be made in accordance with GAAP.
     1.18 “Development Plan” means for each Project, each development plan and amendments thereto that is approved by the JSC.
     1.19 “Development Program” means for each Project the activities to develop and manufacture a Product, including pre-clinical, non-clinical and clinical activities with respect to Product, and/or activities to develop a manufacturing process and to have manufactured Product, and/or to obtain Regulatory Approval for Product.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     1.20 “Earnings” means the positive or negative amount that is calculated on a Product-by-Product basis in accordance with GAAP, by deducting Product Costs from Revenue.
     1.21 “Effective Date” means the date first set forth above.
     1.22 “FDA” means the United States Food and Drug Administration or any successor agency with responsibilities comparable to those of the United States Food and Drug Administration.
     1.23 “First Commercial Sale” means the first sale of a Product for consumption by the general public in a country.
     1.24 “Fixed Costs” means the costs of facilities, utilities, insurance, facility and equipment depreciation and other such fixed costs (including payments to Third Parties other than those included in Product Costs) that are directly related to the applicable activity, allocated based upon the proportion of such costs directly attributable to support of the applicable activity, which in all cases, Fixed Costs shall exclude costs and charges related to unused capacity, and amortization of property not directly related to the activity.
     1.25 “FTE” means a full-time equivalent person year consisting of * hours per year of scientific or technical work.
     1.26 “FTE Rate” means an annual rate per FTE. The FTE Rate includes Fixed Costs (excluding payments to Third Parties). The FTE Rate for a Party for a calendar year shall be the FTE Rate as calculated for such Party for the previous calendar year based on actual costs for such previous calendar year.
     1.27 “Fully Absorbed Cost of Goods” with respect to Product means (a) the Variable Costs and Fixed Costs incurred by or on behalf of a Party or its Affiliates associated with the

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

manufacture (inclusive of finishing processes) of Product or (b) if the Product is not manufactured by the Parties, production campaign or costs of the transfer price for Product purchased from Third Party manufacturers. Fixed Costs shall be allocated to the Product based upon the proportion of such costs directly attributable to support of the manufacturing process for the Product. If a facility is used to manufacture Product and product for other programs of either Party, Fixed Costs shall be allocated in proportion to the use of such facility for the manufacture of Product and product for such other programs. Except as otherwise provided in this Agreement, all cost determinations made hereunder shall be made in accordance with GAAP.
     1.28 “GAAP” means the current United States generally accepted accounting principles, consistently applied.
     1.29 “IND” means an Investigational New Drug application filed with the FDA to obtain approval to conduct human clinical trials of the Product for an indication.
     1.30 “Invention” means all ideas, data, writings, inventions, discoveries, improvements and other technology, whether or not patentable or copyrightable.
     1.31 “JSC” means the Joint Steering Committee of Section 6.1.
     1.32 “Know-How” means data, information, know-how, compounds and reagents.
     1.33 “Marketing Committee” means the Marketing Committee of Section 10.1.
     1.34 “Marketing Expenses” means, with respect to Product, all costs and expenses (including salaries and benefits) incurred by the Selling Party in the Territory for marketing associated with pre-launch, launch, advertising and sales promotion (including, without limitation, expenses of patient programs such as those involving compassionate use, indigents, uninsured and underinsured, training, disease information and management, and compliance;

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

expenses related to promotional publications, space or time in various media, direct mail campaigns, samples, advertising agency fees and other promotion activities; phase IV studies (whether or not required by a regulatory agency)). Such expenses include allocated maintenance and depreciation costs for building space directly dedicated to the marketing of Product, but exclude costs and charges relating to unused capacity, marketing of other products, and amortization of property, plant and equipment not directly related to marketing of Product, in each case determined in accordance with GAAP. Marketing Expenses do not include Selling Expenses.
     1.35 “Marketing Plan” means the Marketing Plan of Section 10.1.
     1.36 “Net Sales” with respect to Product or Royalty Bearing Product, as the case may be, means the invoiced sales of all Product or Royalty Bearing Product, as the case may be, to Third Parties by the Selling Party, its Affiliates or a Sublicensee, less the following items as applicable to the Product or Royalty Bearing Product, as the case may be, to the extent such items are customary under industry practices: (a) credits or allowances granted upon returns, rejections or recalls, retroactive price reductions, billing corrections or allowances for bad debt; (b) freight, shipping and insurance costs to the extent separately included on the invoice; (c) quantity and other trade discounts, credits or allowances; (d) customs duties, taxes and surcharges and other governmental charges incurred in connection with the production, sale, transportation, delivery, use, exportation or importation of Product or Royalty Bearing Product, as the case may be, to the extent separately included on an invoice; (e) government mandated rebates and discount programs; and (f) Third Party rebates and charge backs or managed care organization rebates all in accordance with standard allocation procedures and accounting methods consistently applied, which methods are in accordance with GAAP.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     In the event the Product or Royalty Bearing Product, as the case may be, is sold as a component of a combination of active pharmaceutical components, the Net Sales for the purposes of determining royalty payments on such combination, shall be determined by multiplying the Net Sales of the combination by the fraction A/(A+B) where A is the average sale price of the Product or Royalty Bearing Product, as the case may be, portion of the combination when sold separately in finished form during the applicable royalty reporting period and in the country in which the sale was made, and B is the aggregate average selling price of the other pharmaceutically active components of the combination sold separately during the applicable royalty reporting period and in the country where the sale was made. In the event that no separate sale of either such above-designated Product or Royalty Bearing Product, as the case may be, or such above-designated other active pharmaceutical components of the combination is made during the applicable royalty reporting period and in the country in which the sale was made, Net Sales shall be determined by multiplying the Net Sales of the combination by the fraction C/(C+D) where C is the standard fully-absorbed cost of the Product or Royalty Bearing Product, as the case may be, portion of such combination and, D is the standard fully-absorbed cost of the other active pharmaceutical components (with such fully-absorbed cost determinations to be made in accordance with GAAP).
     In the event that a Selling Party sells Product or Royalty Bearing Product, as the case may be, to its Affiliate for resale, then Net Sales shall be calculated on the invoiced price on resale to a person or entity that is other than such Affiliate of a Party.
     1.37 “Non-Selling Party” in each country is the Party that is not the Selling Party and who is not an Opt-Out Party.
     1.38 “Opt-Out Party” has the meaning of Section 7.1.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     1.39 “Patent Rights” means United States and foreign patents, patent applications, provisional patent applications, certificates of invention, applications for certificates of invention, divisions, continuations, continuations-in-part, continuing prosecution applications, together with any extensions, registrations, confirmations, reissues, re-examinations or renewals of the above as well as supplementary protection certificates therefore, and any other form of government-issued patent protection directed to the inventions claimed in the foregoing.
     1.40 “Party” means ChemDiv or Avalon.
     1.41 “Phase I Clinical Trial” means, as to a Product, the first controlled and lawful study in humans of the safety of such Product, which is prospectively designed to generate sufficient data (if successful) to commence a Phase II Clinical Trial of such Product, as further defined in Federal Regulation 21 C.F.R. 312.21, or corresponding non-US applicable laws.
     1.42 “Phase II Clinical Trial” means, as to a Product, a controlled and lawful study in humans of the safety, dose ranging and efficacy of such Product, which is prospectively designed to generate sufficient data (if successful) to commence a Pivotal Trial of such Product, as further defined in Federal Regulation 21 C.F.R. 312.21, or corresponding non-US Applicable Laws.
     1.43 “Pivotal Trial” means a clinical trial that is of size and design agreed to by the FDA that is appropriate to establish that a pharmaceutical product is safe and effective for its intended use, to define warnings, precautions and adverse reactions that are associated with the pharmaceutical product in the dosage range to be prescribed, and to support Regulatory Approval of such pharmaceutical product or label expansion of such pharmaceutical product.
     1.44 “Plans” means individually and collectively the Development Plan and Research Plan.
     1.45 “Primary Contact Person” has the meaning set forth in Section 5.8 hereof.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     1.46 “Product” means a Development Compound and/or a Replacement Compound and/or a pharmaceutical composition that includes a Development Compound and/or Replacement Compound.
     1.47 “Product Costs” means the aggregate of all expenses of the Selling Party in accordance with GAAP (including accruals legitimately chargeable against profits) in connection with the commercialization, manufacture and distribution of Product, consisting of only the following:
          (i) Fully Absorbed Cost of Goods for Product that is sold in the Territory;
          (ii) Selling Expenses for Product in the Territory;
          (iii) Marketing Expenses for Product in the Territory;
          (iv) Distribution expenses for Product in the Territory (including freight, insurance and other monies paid to Third Parties) to the extent not deducted from Net Sales;
          (v) Royalties and other fees paid to a Third Party (including, but not limited to royalties paid to Third Parties for ChemDiv Patent Rights and Avalon Patent Rights) for Product in the Territory;
          (vi) Recall Expense for Product in the Territory;
          (vii) General and administrative costs to the extent not included in items (i) through (vi) hereof that are chargeable in an amount not to exceed twenty percent (20%) of Net Sales;
          (viii) Damages (including out-of-court settlements) and legal expenses incurred by the Selling Party with respect to a Third Party claim or action arising out of the research, development, manufacture, use, distribution, marketing or sale of Product including those incurred as result of indemnification under Article 14 and those incurred under Article 11;

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

          (ix) Legal expenses with respect to Product not included in 1.47(viii), including those incurred with enforcing intellectual property rights with respect to Product, but excluding those equally shared with ChemDiv under this Agreement;
          (x) Other expenses agreed to by the Parties; and
          (xi) Insurance premiums with respect to Product, including Product liability insurance.
     1.48 “Product Revenues” means any and all revenue received by the Selling Party for Product (other than Net Sales) and/or rights to Product and/or under an agreement with respect to Product (other than Net Sales), including, but not limited to, monies received pursuant to a license such as upfront fees, milestones, royalties and/or monies received for marketing rights and/or distribution rights and monies received as damages and/or in settlement of a legal action with respect to Product.
     1.49 “Project” means research activities with respect to identifying compounds with activity against an Approved Target, synthesizing compounds based on such identified compounds, identifying and selecting a Development Compound, developing, manufacturing, obtaining Regulatory Approval and commercializing a Product.
     1.50 “Recall Expense” the cost and expense for recall or market withdrawal of Product in the Territory required or requested by a governmental authority having jurisdiction there over or as a result of a decision of the Selling Party, including, but not limited to, expenses incurred for replacement of Product, all in accordance with GAAP.
     1.51 “Regulatory Approvals” means all approvals from regulatory authorities in any country or region required lawfully to develop, manufacture and market Product in any such country or region, including without limitation any Product pricing approvals where applicable.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     1.52 “Replacement Compound” means (i) a derivative or analog of a Development Compound or (ii) a Collaboration Compound, in each case that is selected to replace a Development Compound prior to the Opt-Out Date by the JSC or after the Opt-Out Date by the Selling Party.
     1.53 “Research Plan” means for each Project each research plan and amendments thereto that is approved by the JSC.
     1.54 “Research Program” means for each Project activities to identify and select a Development Compound, including screening of compounds, synthesis of compounds, and testing of compounds.
     1.55 “Revenue” means the aggregate of Net Sales and Product Revenues.
     1.56 “Royalty Bearing Product” means a Product of a Project as to which a Party has exercised Opt-Out rights under Article 7.
     1.57 “Royalty Percentage” means on a Project-by-Project basis the following percentages depending on the Opt-Out Date for the Project:

Opt-Out Date	Percentage
i. After selection of a Development Compound and up to dosing of a patient in a Phase I Clinical Trial	*	%
ii. After dosing of a patient in a Phase I Clinical Trial and up to dosing of a patient in a Phase II Clinical Trial	*	%
iii. After dosing of a patient in a Phase II Clinical Trial up to dosing of a patient in a Pivitol Trial	*	%
iv. After dosing of a patient in a Pivitol Trial up to filing for Regulatory Approval in the United States.	*	%
v. Upon filing for Regulatory Approval in the United States and therafter.	*	%

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     For the avoidance of doubt the Royalty Percentage for a Project is *% until selection of a Development Compound for such Project.
     1.58 “Selected Compounds” has the meaning set forth in Section 2.1.
     1.59 “Selling Expenses” means the aggregate amount of all direct expenses and related costs such as health care and other benefits incurred for the sales force and sales force management by the Selling Party in the Territory, all in accordance with GAAP and all only as they relate to sale of Product in the Territory, including but not limited to salaries, commissions, sales incentive payments, sales training expenses, and travel expenses. Such expenses include allocated maintenance and depreciation costs for building space directly dedicated to the selling of Product, but exclude costs and charges relating to unused capacity, selling of other products, and amortization of property, plant and equipment not directly related to selling of Product, in each case determined in accordance with GAAP.
     1.60 “Selling Party” means Avalon and its Affiliates (i) unless Avalon becomes an Opt-Out Party, in which case, if ChemDiv is a Non-Selling Party, ChemDiv shall become the Selling Party, or (ii) unless Avalon and ChemDiv mutually agree in writing that ChemDiv shall be the Selling Party, in which case ChemDiv shall be the Selling Party. If each Party becomes an Opt-Out Party, neither Party shall be a Selling Party.3
     1.61 “Sublicensee” means any person or entity other than a distributor that receives from the Selling Party the right to manufacture and sell Product.
     1.62 “Target” means a protein and/or peptide and/or polynucleotide.
     1.63 “Territory” means the world.
     1.64 “Third Party” means any entity other than ChemDiv or Avalon and their respective Affiliates.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     1.65 “Valid Claim” means an issued claim of an unexpired patent, included within Collaboration Patent Rights which has not been withdrawn, canceled or disclaimed, or held permanently revoked, or held invalid or unenforceable by a court of competent jurisdiction or administrative agency in an unappealed or unappealable decision, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.
     1.66 “Variable Costs” means the direct cost of labor, raw materials, supplies and other resources directly consumed in the conduct of the applicable activity.
ARTICLE 2
LIBRARY
     2.1 (a) ChemDiv shall provide Avalon with two hundred thousand (200,000) compounds selected by Avalon from the ChemDiv Library (individually and collectively the “Selected Compounds”). ChemDiv shall provide Avalon with structural information with respect to a reasonable number of compounds in excess of such 200,000 compounds to permit Avalon to select the Selected Compounds. The Selected Compounds shall be provided as * well plates with each well containing * micromoles of compound per well, dissolved in * microliters of DMSO, with the compound being at a final concentration of * micromoles. The Selected Compounds in such format shall be provided to Avalon within 90 days after the later of the date of the selection by Avalon or the Effective Date. Compounds may be shipped in multiple shipments and shall be invoiced by ChemDiv to Avalon on a per-shipment basis.
          (b) Avalon shall pay ChemDiv * per Selected Compound for the Selected Compounds. Avalon shall pay each invoice within thirty (30) days after receipt of the compounds covered by the invoice.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

          (c) In the event that Avalon determines that one or more Selected Compounds has activity against an Approved Target, and Avalon reasonably requires additional quantities thereof for use in a Project for screening or other Project purposes, ChemDiv shall provide Avalon with up to * micromoles of each Selected Compound, dissolved in DMSO or in dry powder form, as is reasonably required for the Project without charge.
          (d) In the event that JSC determines that Selected Compounds are required in excess of the amounts to be provided under Section 2.1(c) for use in a Project, ChemDiv shall provide Avalon with such additional Selected Compounds at no charge.
          (e) In the event that Avalon desires additional Selected Compounds for use outside of a Project for screening or other research purposes, ChemDiv agrees to provide Avalon with such Selected Compounds for such use at a price no greater than that charged to other customers of ChemDiv as of such time.
     2.2 (a) Avalon shall have the right to use the Selected Compounds pursuant to a Project without any payment to ChemDiv other than those defined in Section 2.1.
          (b) Subject to Section 2.2(c), Avalon shall have the right to use the Selected Compounds for screening purposes outside of a Project without any additional payment to ChemDiv.
          (c) In the event that Avalon uses the Selected Compounds with respect to screening work performed for a Third Party, Avalon shall pay to ChemDiv * ($*) per compound per treatment of a cell line used in a screen, and Avalon shall have the right to use and to disclose to such Third Party any and all information with respect to such work performed by Avalon with respect to such Selected Compounds, including, but not limited to, structures, computational values, properties, and uses for such Third Party; provided however that Avalon shall not have

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

the right to grant a Third Party any rights or license in the compounds, or in any ChemDiv Patent Rights, or in any ChemDiv Know-How.
          (d) In the event that as a result of screening work performed by Avalon for a Third Party with respect to Selected Compound, such Third Party wishes to procure any Selected Compound, Avalon agrees to refer such Third Party to ChemDiv. Avalon agrees not to transfer, sell, barter, assign, or trade any Selected Compounds to or with any Third Party.
          (e) In the event that Avalon desires to out source lead optimization and/or synthesis of chemical compounds, based on selection of a Selected Compound in a screen outside of a Project, Avalon shall provide ChemDiv with the first opportunity to provide such services to Avalon with respect to * percent (*%) of such services and Avalon shall employ ChemDiv for such services provided that ChemDiv can provide such services at a price, quality and in the time period specified by Avalon. In the event that Avalon does not select ChemDiv with respect to such services, as to which ChemDiv was provided a first opportunity, Avalon shall have the right to employ a Third Party for such services provided that the price, quality and the time period as a whole are not less favorable to Avalon than those offered to Avalon by ChemDiv. Avalon’s obligations under this Section 2.2(c) shall terminate on the earlier of (i) Avalon paying ChemDiv * thousand dollars ($*) for services under this Section 2.2(c); or (ii) ChemDiv failing to cure a material breach of ChemDiv’s obligations with respect to services performed pursuant to this Section 2.2(c); or (iii) ChemDiv becoming an Opt-out Party pursuant to Section 15.2 or 15.3.
     2.3 Except for Collaboration Inventions, Avalon shall own all Inventions made by or on behalf of Avalon based on work performed with the Selected Compounds and any and all

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

intellectual property rights (including, but not limited to, Patent Rights) with respect to such Inventions.
ARTICLE 3
PROJECTS
     3.1 Within * days of the Effective Date, the Parties shall select * Targets from a list of Targets provided by the Parties. Subject to the rights of a Party to opt-out as provided in Article 7, the Parties agree to initiate * Projects with respect to * different Approved Targets. The first Project shall be initiated by the Parties upon the JSC selecting the first Approved Target. The Parties agree to initiate * with respect to a *, respectively, provided, however, without the consent of both Parties, * will be initiated no earlier than * after the Effective Date and * will be initiated no earlier than * after the Effective Date.
ARTICLE 4
RESEARCH
     4.1 For each Project, the Parties shall prepare a plan for the Research Program therefore, including screening against an Approved Target, synthesizing compounds based on compounds identified by such screening, testing of identified and synthesized compounds and selecting a Development Compound. Such plan shall provide that Avalon is responsible for screening activities to identify compounds with activity against an Approved Target and ChemDiv is responsible for synthesizing compounds based on compounds identified by screening. Such plan shall be submitted to the JSC for approval. Such plan in amended or unamended form as approved by the JSC shall be the Research Plan.
     4.2 Each Party shall perform the activities allocated to a Party under a Research Plan.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     4.3 Each Party shall bear the cost and expense of performing the activities allocated to a Party under a Research Plan.
     4.4 The Parties shall cooperate with each other in performing their respective obligations under a Research Plan and shall keep each other informed as to their activities and results thereof.
     4.5 ChemDiv shall supply Avalon with a specific quantity and format of each compound that is synthesized by ChemDiv pursuant to a Project, as determined by the JSC.
     4.6 The Parties shall provide the JSC with written reports with respect to activities performed under each Research Plan and each Development Plan prior to each scheduled JSC meeting which report shall cover the period between the last report and a date ten (10) days prior to the scheduled JSC meeting.
ARTICLE 5
DEVELOPMENT
     5.1 For each Project, the Selling Party shall be responsible for developing and obtaining Regulatory Approval of a Product. The Selling Party shall apply for and own all Regulatory Approvals for Product. In the event that a Selling Party opts-out of a Project under Article 7, effective as of the Opt-Out Date, the Selling Party shall transfer to the Non-Selling Party, with respect to such Project, any and all Regulatory Approvals and/or filings for Regulatory Approvals and/or other filings as part of the procedure for obtaining Regulatory Approval, at no additional cost to the Non-Selling Party.
     5.2 For each Project, the Selling Party, in consultation with the Non-Selling Party, shall prepare a rolling * year development plan for the Development Program therefore which

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

shall describe the development activities for the applicable Product, including without limitation pre-clinical studies, toxicology, formulation activities, scale up of production process, manufacturing development and clinical trials as appropriate for the stage of development. The development plan shall also include a summary of the estimated costs expected to be incurred under the development plan during the covered period and a description of, and budget for, all activities proposed for such period under the development plan. In addition, the development plan shall identify the number of personnel to be used by the Selling Party and, if applicable, the Non-Selling Party in performing activities in connection with the development plan, as well as activities to be performed by Third Parties. The initial rolling * development plan for each Project shall be prepared upon selection of a Development Compound therefore.
     5.3 Avalon and ChemDiv each agree that it shall cause the JSC to approve a development plan for each calendar year that includes a level of efforts, resources and monies sufficient to research, develop and manufacture Product and to seek Regulatory Approval of Product in at least the United States.
     5.4 The rolling * year development plan prepared by the Selling Party (except for the initial development plan), shall be submitted to the JSC for approval by no later than * of the calendar year preceding the * calendar years covered therein. The development plan approved by the JSC in amended or unamended form shall be the Development Plan. The Development Plan shall always be a rolling three year plan and the Development Plan shall be updated or amended at least annually by no later than * of each year preceding the year for which the update is being made. Except by mutual agreement of the Parties, all calendar year budgets are only to be updated and/or amended annually by no later than August 1 of each year preceding the year for which the update is being made.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     5.5 In a calendar year, unless approved in writing by the Parties, neither Party shall incur Development Costs that exceed * of the budget for such calendar year under a Development Plan.
     5.6 Each Party shall report to the JSC the Development Costs actually incurred by each Party in a calendar quarter within thirty (30) calendar days after the end of the applicable calendar quarter. The JSC shall determine the aggregate Development Costs for the applicable calendar quarter and determine the amount of Development Costs that should have been incurred by Avalon based on the Applicable Percentage and the Development Costs that should have been incurred by ChemDiv based on the Applicable Percentage. The JSC shall report such calculation to both Parties within ten (10) Business Days after receiving the reports thereby communicating its determination as to Development Costs owed. To the extent that a Party has incurred Development Costs in excess of the Development Costs that should have been incurred by such Party based on the Applicable Percentage, within (30) days, the other Party shall pay to such Party such excess so that each Party bears the Applicable Percentage of such aggregate Development Costs for such calendar quarter.
     5.7 Each Party shall keep and shall cause each of its Affiliates and its and their contractors to keep full and accurate records and books of account containing all particulars that may be necessary for the purpose of calculating Development Costs to be charged to the other Party pursuant to this Agreement. Such books of account shall be kept by a Party at its places of business and, with all necessary supporting data shall, for the * years next following the end of the calendar year to which each shall pertain be open for inspection by an independent certified accounting firm selected by the other Party and reasonably acceptable to the Party whose books are being inspected upon reasonable notice during normal business hours at the other Party’s

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

expense for the sole purpose of verifying charges in compliance with this Agreement, but in no event more than once each calendar year. All information and data offered shall be used only for the purpose of verifying charges to the inspecting Party. In the event that such inspection shall indicate that in any calendar year the charges for Development Costs were overstated by at least * percent (*), then the Party whose books are being inspected shall pay the cost of the inspection. All underpayments and overpayments revealed by such audit are immediately due and payable.
     5.8 Avalon and ChemDiv have each designated an initial primary contact person (“Primary Contact Person”) who shall be responsible for the interactions between the Parties related to this Agreement. The initial Primary Contact Persons are identified in Exhibit A hereto. The Primary Contact Persons shall attempt to promptly resolve any disputes that arise under the Research Program and/or Development Program and, if they are unable to do so, such dispute shall be referred to the JSC. Each Party may change its Primary Contact Person upon written notice to the other Party. Each Party’s Primary Contact Person may also serve as one of its representatives on the JSC. The Primary Contact Person for each Party shall designate one or more employees as appropriate to be a member of a project team, who shall meet as often as needed to coordinate the work of the Parties under the applicable Research Plan and Development Plan.
ARTICLE 6
JOINT STEERING COMMITTEE
     6.1 JSC. (a) Until the Opt-Out Date for a Project, each Project shall be managed and directed by a committee composed of four members, with Avalon appointing two (2) members and ChemDiv two (2) members (the “JSC”), with a member appointed by Avalon being

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Chairman of the JSC. Avalon and ChemDiv may also appoint such non-voting ex-officio members of the JSC as each Party may deem appropriate, provided that such ex-officio member that is not an employee signs an appropriate confidentiality agreement.
          (b) The JSC shall meet at least once each calendar quarter in person or by telephone. A quorum for the conduct of business at any meeting of the JSC shall consist of at least one representative of Avalon and at least one ChemDiv representative. Each member of the JSC, excluding ex-officio members, shall have one vote, and all decisions shall be reached by a unanimous vote. The Parties shall cause the JSC to review and vote on each submitted development plan and research plan. The JSC has the authority to approve Plans.
          (c) The JSC shall review each approved Development Plan and Research Plan at least once each year or at the request of any member, and shall decide whether or not to amend the Development Plan or Research Plan, as the case may be.
          (d) If there is a tie vote in the JSC, or if the JSC is unable to resolve a dispute referred to the JSC, ChemDiv and Avalon agree to exert all reasonable efforts to arrive at a mutually acceptable resolution, including a meeting between their CEO’s or a person designated by a CEO. After a Development Compound has been selected for a Project, in the event that there is a vote or dispute as to such Project that is not resolved by the respective CEOs or their designate within thirty (30) days after submission to the CEOs, then the Selling Party shall have the right to cast the deciding vote with respect thereto, except in the case of a budget of a Development Plan in which case such budget shall be submitted to binding arbitration in accordance with Section 16.5(c). Prior to selection of a Development Compound for a Project, all unresolved disputes with respect to such Project shall be submitted to binding arbitration in accordance with Section 16.5(c).

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

          (e) The JSC shall be responsible for providing advice with respect to and generally supervising research and development pursuant to a Plan and for deciding disputes between the Parties with respect to work to be performed under a Plan.
          (f) The JSC shall keep accurate minutes of its deliberations which shall record all proposed decisions and all actions recommended or taken. An Avalon representative shall be responsible for the preparation of draft minutes. Draft minutes shall be sent to all members of the JSC within * days after each meeting and shall be approved, if appropriate, or amended and approved as amended within * days by a quorum of the JSC. All records of the JSC shall at all times be available to both ChemDiv and Avalon.
ARTICLE 7
OPT-OUT
     7.1 On a Project by Project basis, upon selection of a compound as a Development Compound for a Project or thereafter, either Party by written notice to the other Party shall have the right within its sole discretion to Opt-Out of a Project. If such written notice is provided by a Party with respect to a Project, prior to approval of the first Development Plan for a Development Compound for such Project, such notice shall take effect with respect to such Project * thereafter. If such written notice is provided for a Project after approval of the first Development Plan for a Development Compound for a Project, such notice shall take effect with respect to such Project * after such written notice. The date on which such notice takes effect for a Project is the “Opt-Out Date” for the Project, and, as of the Opt-Out Date, the Party that provides such notice is the Opt-Out Party. In the event that a Party receives written notice with respect to a Project under this Section 7.1, such receiving Party, within * thereafter, shall have the right by written notice to also opt-out of such Project, in which case, as of the applicable Opt-

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Out Date as determined by the first notice, each Party shall be an Opt-Out Party and neither Party shall be a Selling Party. In addition after the Opt-Out Date, for a Project the Selling Party may opt-out of such Project by written notice to the other Party, in which case, both Parties shall be an Opt-Out Party.
     7.2 After the Opt-Out Date for a Project, the Opt-Out Party (i) shall no longer be obligated to perform work under a Research Plan and/or Development Plan for such Project and/or to pay the Applicable Percentage of Development Costs for such Project, (ii) shall not be entitled to receive the Applicable Percentage of Positive Earnings for Product of such Project, (iii) shall no longer be obligated to pay the Applicable Percentage of Negative Earnings for Product of such Project and (iv) shall be entitled to receive the Royalty Percentage of Net Sales of Royalty Bearing Product for such Project and milestone payments for such Project in each case in accordance with Article 9.. After the Opt-Out Date for a Project, the JSC, Project Leaders, project team and Marketing Committee shall discontinue their functions with respect to such Project and Products of such Project, and the Selling Party shall have the right to make any and all decisions with respect to such Project and Products of such Project.
ARTICLE 8
LICENSES AND NON-COMPETE
     8.1 For each Project, ChemDiv agrees to grant and hereby grants to Avalon an exclusive (exclusive even as to ChemDiv) worldwide sublicensable exclusive right and license under Collaboration Rights, ChemDiv Patent Rights, and ChemDiv Know-How to make, have made, use, sell, offer to sell and import Product and such license shall automatically terminate

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

for each Product of a Project (i) as to which Avalon becomes an Opt-Out Party effective as of the Opt-Out Date or (ii) as to which Avalon becomes a Non-Selling Party.
     8.2 For each Project as to which ChemDiv is the Selling Party, Avalon agrees to grant and hereby grants to ChemDiv an exclusive (exclusive even as to Avalon) worldwide sublicensable exclusive right and license under Collaboration Rights, Avalon Patent Rights, and Avalon Know-How to make, have made, use, sell, offer to sell and import Product and such license shall automatically terminate for each Product of a Project as to which ChemDiv becomes an Opt-Out Party effective as of the Opt-Out Date.
     8.3 For each Project, ChemDiv grants to Avalon a non-exclusive license under Patent Rights owned by ChemDiv to perform research under the Research Plan for such Project, which license shall terminate for each Project when Avalon becomes an Opt-Out Party for such Project.
     8.4 For each Project, Avalon grants to ChemDiv a non-exclusive license under Patent Rights owned by Avalon to perform research under the Research Plan for such Project, which license shall terminate for each Project when ChemDiv becomes an Opt-Out Party for such Project.
     8.5 On a Project-by-Project basis, in the event that a Non-Selling Party becomes an Opt-Out Party, the rights and licenses granted under Sections 8.1 and 8.2 to the Selling Party shall be irrevocable except in the case where the Selling Party by written notice to the other Party becomes an Opt-Out Party.
     8.6 With respect to each Project, prior to the Opt-Out Date therefore, neither Party shall grant a Third Party the right to commercialize a Product without the mutual written agreement of both Parties, provided, however, upon Regulatory Approval of a Product of a Project, the Selling Party, with the approval of the Marketing Committee, shall have the right to

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

grant a Third Party commercialization rights with respect to such Product in one or more countries. After the Opt-Out Date for a Project, the Selling Party shall have the right to grant commercialization rights with respect to a Product of a Project without the agreement of the Opt-Out Party.
     8.7 Neither Party shall develop, market or sell a Product except in accordance with the terms and conditions of this Agreement.
ARTICLE 9
PAYMENTS
     9.1 (a) For each Project as to which a Party becomes an Opt-Out Party, the Selling Party shall pay the Opt-Out Party royalties on Net Sales of Royalty Bearing Product for such Project based on the Applicable Royalty Percent of Net Sales for such Project as set forth in Section 1.57.
          (b) Royalties under Section 9.1(a) are payable for a period beginning on the Opt-Out Date and ending on a country-by-country and Royalty Bearing Product-by-Royalty Bearing Product basis on the later of (i) in each country, * years after First Commercial Sale in a country of Royalty Bearing Product for which royalties are payable under this Agreement; or (ii) in each country, when Royalty Bearing Product sold in the country does not infringe a Valid Claim of Collaboration Patent Rights in the country where sold.
     9.2 During the term of this Agreement, following the First Commercial Sale in any country of Royalty Bearing Product, the Selling Party shall furnish to the Opt-Out Party a written calendar quarterly report showing, on a country by country basis: (i) the Net Sales of all Royalty Bearing Product sold by the Selling Party and its Affiliates and Sublicensees during the reporting

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

period; (ii) the royalties and other payments payable in United States dollars which shall have accrued hereunder in respect of such sales; (iii) withholding taxes, if any, required by law to be deducted in respect of such sales, the identity of the taxing authorities, and the taxpayer identification number under which such taxes and deductions were remitted, as applicable; (iv) the dates of the First Commercial Sales of the Royalty Bearing Product in any country by the Selling Party and its Affiliates and Sublicensees during the reporting period; (v) the exchange rates used in determining the amount of United States dollars. All amounts payable will first be calculated in the currency of sale and then converted into United States dollars using as a rate of exchange the rate exchange reported in the Wall Street Journal (Eastern Edition) for the last day of the applicable calendar quarter. Reports shall be due on the sixtieth (60th) day following the close of each calendar quarter. If no sales are made or if no royalties are due for any period hereunder, the Selling Party shall so report. All reports delivered pursuant to this Section and any information that can be derived therefrom shall be subject to the confidentiality obligations of Article 12. The Selling Party shall keep complete and accurate records in sufficient detail to enable the royalties payable under this Agreement to be determined.
     9.3 Upon the written request of the Opt-Out Party, the Selling Party shall permit an independent certified public accounting firm selected by the Opt-Out Party and acceptable to the Selling Party, which acceptance shall not be unreasonably withheld or delayed, to have reasonable access during normal business hours to such of the records of the Selling Party, its Affiliates and Sublicensees as may be reasonably necessary to verify the accuracy of the royalty reports hereunder in respect of any calendar quarter ending not more than * months prior to the date of such request. Except as provided below, all such verifications shall be conducted at the expense of the Opt-Out Party and not more than once in each calendar year during the term of

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

this Agreement and not more than bi-annually during the * year period following the expiration or termination of this Agreement.
     In the event such audit concludes that adjustments should be made in the Opt-Out Party’s favor, then any appropriate payments (plus accrued interest at the rate reported in the Wall Street Journal (Eastern Edition) as * in effect on the date that such payment was first due * percent (*%) per annum shall be paid by the Selling Party within thirty (30) days after the date the Selling Party receives the Opt-Out Party’s accounting firm’s written report so concluding, the fees charged by such accounting firm shall be paid by the Opt-Out Party unless the audit discloses that adjustments in favor of the Opt-Out Party for the period are * percent (*%) or more of the aggregate amount paid or payable by the Selling Party to the Opt-Out Party during the period, in which case the Selling Party shall pay the reasonable fees and expenses charged by such accounting firm. If the audit reveals an overpayment, the Opt-Out Party shall pay the Selling Party such overpayment with interest at the above rate within thirty (30) days after receipt of the accounting firms report. Each of the Parties agree that all information subject to review under this Section 9.3 is confidential and that it shall cause its accounting firm to retain all such information subject to the confidentiality restrictions of Article 12 hereof.
     9.4 All payments to be made by the Selling Party under this Article 9 shall be made in United States dollars by certified or bank check or by wire transfer to an account designated in writing by The Opt-Out Party.
     9.5 Any withholding of taxes levied by tax authorities on the payments hereunder shall be deducted by the Selling Party from the sums otherwise payable by it hereunder for payment to the proper tax authorities on behalf of the Opt-Out Party and shall be borne by the Opt-Out Party. The Selling Party agrees to cooperate with the Opt-Out Party in the event the

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Opt-Out Party claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force, such cooperation to consist of providing receipts of payment of such withheld tax, tax certificates, affidavits or other documents as reasonably required by the Opt-Out Party to realize the benefit from such exemptions or deductions, and to the extent reasonably obtainable by Avalon.
     9.6 The Selling Party shall pay the following milestone payments to the Opt-Out Party with respect to Royalty Bearing Product to the extent that the applicable milestone is achieved after the applicable Opt-Out Date:

	After dosing			After filing
	of a patient	After dosing	After dosing	for	Regulatory
	in a Phase I	of a patient	of a patient	Regulatory	Approval in
	Clinical	in a Phase II	in a Pivotal	Approval in	the United
	Trial	Clinical Trial	Trial	the United States	States
Opt Out Date	($MM)	($MM)	($MM)	($MM)	($MM)
After Development Compound Selection	*	*	*	*	*
After dosing of a patient in a Phase I Clinical Trial		*	*	*	*
After dosing of a patient in a Phase II Clinical Trial			*	*	*
After dosing of a patient in a Pivotal Trial				*	*
After filing for Regulatory Approval in the United States					*
For each Project, each of the above milestone payments is payable only once and is due and payable * days after achievement of the milestone.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

ARTICLE 10
MARKETING OF PRODUCT
     10.1 Marketing Committee.
          (a) For each Project, prior to the Opt-Out Date therefore, the marketing and selling of Product in the Territory shall be overseen by a committee composed of four members, with Avalon appointing one-half of the members and ChemDiv one-half of the members (the “Marketing Committee”), with a member appointed by the Selling Party being Chairman of the Marketing Committee. Avalon and ChemDiv may also appoint such non-voting ex-officio members of the Marketing Committee as each Party may deem appropriate provided that such ex-officio member that is not an employee signs an appropriate confidentiality agreement..
          (b) The Marketing Committee shall meet at the call of the Chairman, but not less than once each calendar quarter of each year, at the offices of the Selling Party or such other place designated by the Chairman. A quorum for the conduct of business at any meeting of the Marketing Committee shall consist of at least one representative of Avalon and at least one ChemDiv representative. ChemDiv and Avalon shall each have one vote and all decisions shall be by unanimous vote.
          (c) By no later than * of each year, commencing with the year in which a Regulatory Approval for Product is obtained, the Selling Party shall submit to the Marketing Committee a proposed Marketing Plan for sales and marketing of Product which is to be sold by the Selling Party in the Territory. The Parties will agree to a reasonable timetable for the submission of the Marketing Plan for the year in which initial Regulatory Approval is anticipated. Each Marketing Plan shall include the following: (i) a budget, including an

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

estimate of Selling Expenses, Marketing Expenses and other expenses for the Product; (ii) a price range for sales of Product; (iii) an outline of marketing and detail strategies and tactics; (iv) Phase IV studies, if any, for Product; and (v) any other information reasonably requested by a member of the Marketing Committee that is within the possession of the Selling Party.
          The Marketing Committee shall discuss such plan, including any proposed amendments and/or additions thereto, and shall decide upon a final plan by the end of the third calendar quarter of the year in which the plan is submitted. The final plan for Product approved by the Marketing Committee is the Marketing Plan for the following year. Once approved, a Marketing Plan for a year can only be amended by a decision of the Marketing Committee.
          (d) In addition to approval of the Marketing Plan, the Marketing Committee shall direct, discuss, review and monitor marketing of Product in accordance with the Marketing Plan, discuss future planning for the marketing of Product and coordinate and implement any required recall of Product. It is specifically understood, however, that the management of marketing and sales activities and the implementation of the Marketing Plan shall be managed by the Selling Party rather than the Marketing Committee.
          If the Marketing Committee fails to reach agreement as to any matter, the Parties agree to exert all reasonable efforts to arrive at a mutually acceptable resolution, including a meeting between the CEO of Avalon and the CEO of ChemDiv or their designates. In the event that there is a vote or dispute that is not resolved by the respective CEOs or their designates within * days after submission to the CEOs, then the Selling Party shall have the right to cast the deciding vote with respect thereto, except in the case of a budget of a Marketing Plan in which case such budget shall be submitted to binding arbitration in accordance with Section 16.5(c).

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

          10.2 (a) During the term of this Agreement, the Selling Party shall manage and implement the marketing effort for Product pursuant to the Marketing Plan approved by the Marketing Committee. The Selling Party shall exercise commercially reasonable efforts to promote, market and sell Product in the Territory in accordance with the Marketing Plan and shall maintain, at its own cost and expense, an adequate sales organization for this purpose consistent with the budget of the Marketing Plan. The Selling Party shall keep the Non-Selling Party advised of general market, economic and regulatory developments that may affect the sale of Product in the Territory.
          (b) The Selling Party agrees to provide the other Party with the Selling Party’s annual sales forecast for Product to be sold in the Territory for the purpose of assisting the Non-Selling Party in its financial planning. Sales forecasts shall not be binding on the Selling Party.
     10.3 In the Territory, with respect to Product, within * days after the end of each calendar quarter of each year, the Selling Party shall provide the Opt-Out Party with a separate report of the Earnings for Product (either positive or negative) for the calendar quarter. Within * days after the end of each year, the Selling Party shall provide the Non-Selling Party with a separate report of Earnings for Product (either positive or negative) in the Territory for the calendar year. Each calendar quarter and year report shall contain the following information:
     (i) Quantity of Product sold by the Selling Party, and its Affiliates;
     (ii) Total amount invoiced for Product;
     (iii) Calculation of Net Sales;
     (iv) Calculation of Revenues:
     (v) A separate calculation for each of items (i) to (xi) of Section 1.47 to be deducted from Earnings;

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     (vi) Calculation of amount due to or to be paid by the Non-Selling Party under Sections 10.4 and 10.5; and
     (vii) Any other information reasonably requested by the Non-Selling Party and within the possession of the Selling Party for determining amount due to or to be paid by the Non-Selling Party.
     10.4 (a) In the Territory, for each calendar quarter in which the Earnings for Product are positive, the Selling Party shall pay to the Non-Selling Party the Applicable Percentage of such positive Earnings within * days after the end of the applicable calendar quarter or * days after the delivery of the report of Earnings for such calendar quarter, whichever is earlier.
             (b) For the Territory for each calendar quarter in which the Earnings for a Product are negative, the Non-Selling Party shall pay to the Selling Party the Applicable Percentage of such negative Earnings within * days after the Non-Selling Party receives the report under Section 10.3 that includes such negative Earnings.
     10.5 With respect to the Territory, within * days of the end of each year, the Selling Party shall separately determine Earnings for Product for the year and the Non-Selling Party shall receive or pay the Applicable Percentage of the Earnings therefore for the applicable year, adjusted for the aggregate of the amounts received and/or paid by the Non-Selling Party under Section 10.4 for the calendar quarters of the appropriate year. Any payment due from the Selling Party shall be made within * days of the end of the applicable year, or * days after delivery of the report of Earnings for such year, whichever is earlier. Any payment due to the Selling Party shall be made within * days after the Non-Selling Party receives the yearly report under Section 10.3.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     10.6 The Selling Party shall keep, and shall cause each of its Affiliates to keep accurate books of account containing all particulars that may be necessary for the purpose of calculating Earnings and all payments payable to the Non-Selling Party in the Territory for Product in the Territory. Such books of account shall be kept at their principal place of business and, with all necessary supporting data shall, for the * years next following the end of the calendar year to which each shall pertain be open for inspection by an independent certified accounting firm selected by the Non-Selling Party and reasonably acceptable to the Selling Party upon reasonable notice during normal business hours at the Non-Selling Party’s expense for the sole purpose of verifying payments or compliance with this Agreement, but in no event more than once in each year. All information and data offered shall be used only for the purpose of verifying payments. In the event that such inspection shall indicate that in any year the payments which should have been paid by the Selling Party are at least * percent (*%) greater than those which were actually paid by the Selling Party, or that, in the case of negative Earnings, the amounts that were paid by the Non-Selling Party to the Selling Party are at least * percent (*%) more than those that should have been paid by the Non-Selling Party, then the Selling Party shall pay the cost of such inspection. All underpayments and overpayments are immediately due and payable.
     10.7 (a) The Selling Party shall pay the cost and expense of insurance premiums for the Non-Selling Party with respect to Product in the applicable countries of the Territory, including product liability insurance, within * days of invoice therefore. The payment made under this Section 10.7 shall be deductible against Earnings.
             (b) The Selling Party shall be responsible for paying all royalties owed to a Third Party for Product.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     10.8 (a) If any governmental authority having jurisdiction requires or reasonably requests recall of Product due to a defect in the manufacture, processing, packaging or labeling of Product or for any other reason whatsoever, the Selling Party shall immediately notify the Non-Selling Party and the Marketing Committee
             (b) Prior to commencing any recall, the Selling Party shall review with the Marketing Committee the proposed manner in which the recall is to be carried out. The Selling Party agrees to follow any reasonable advice of the Marketing Committee as to the manner of completing the recall, so long as such advice is agreeable to the governmental authority involved, if any.
             The Selling Party shall carry out the recall in as expeditious a manner as possible and in such a way as to cause the least disruption to the sales of the Product and to preserve the goodwill and reputation attached to the Product and to the names of the Selling Party and the Non-Selling Party.
             (c) The Selling Party agrees that appropriate records and procedures will be maintained to permit a recall of Product.
             (d) Subject to deduction against Earnings as a Recall Expense, the Selling Party shall pay for and bear the cost and expense of any recall under this Section 10.8.
ARTICLE 11
INTELLECTUAL PROPERTY RIGHTS
     11.1 (a) All right, title and interest in all ChemDiv Inventions and ChemDiv Patent Rights shall be owned by ChemDiv and shall be subject to the license granted under Article 8 hereof. During the term of this Agreement, ChemDiv shall promptly disclose to Avalon the

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

ChemDiv Inventions made by its employees or others acting on its behalf to the extent that Avalon has a license thereto under this Agreement.
          (b) All right, title and interest in all Avalon Inventions and Avalon Patent Rights shall be owned by Avalon and shall be subject to the license granted under Article 8 hereof. During the term of this Agreement, Avalon shall promptly disclose to ChemDiv the Avalon Inventions made by its employees or others acting on its behalf to the extent that ChemDiv has a license thereto under this Agreement.
          (c) ChemDiv and Avalon shall each own an undivided one-half interest in Collaboration Rights. The Parties shall sign and execute all papers and take any actions reasonably required to perfect the one-half ownership interest of each Party in and to Collaboration Rights. During the term of this Agreement, the Parties shall promptly disclose to each other Collaboration Inventions.
          (d) Except pursuant to the rights and licenses granted under this Agreement with respect to Collaboration Rights, neither Party shall use, exploit, license or grant rights to Collaboration Rights or enforce Collaboration Rights without the express written permission of the other Party and only pursuant to an agreement that defines the rights and obligations of the Parties. In the event that both Parties become an Opt-Out Party with respect to a Project, the Collaboration Rights with respect to such Project shall be governed by this Section 11.1(d).
     11.2 (a) At its cost and expense, ChemDiv shall have sole responsibility for and control over the filing, prosecution and maintenance of the ChemDiv Patent Rights. At regular intervals, or upon request, ChemDiv shall provide Avalon with updated information on its patent portfolio as to which Avalon is licensed under this Agreement.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

          (b) At its cost and expense, Avalon shall have sole responsibility for and control over the filing, prosecution and maintenance of the Avalon Patent Rights. At regular intervals, or upon request, Avalon shall provide ChemDiv with updated information on its patent portfolio as to which ChemDiv is licensed under this Agreement, herein.
     11.3 The JSC shall decide which Party shall have responsibility for and control over the filing, prosecution and maintenance of the Collaboration Patent Rights. Each Party shall keep the other Party informed of important issues relating to the preparation, filing, prosecution and maintenance of the Collaboration Patent Rights, and shall furnish to the other Party copies of documents relevant to such preparation, filing, prosecution or maintenance in sufficient time prior to filing such document to allow for review and comment by the other Party. The Parties shall each pay * percent (*%) of the costs for preparation, filing and maintenance of Collaboration Patent Rights.
     11.4 ChemDiv and Avalon shall each promptly notify the other in writing of any alleged or threatened infringement of the ChemDiv Patent Rights or Avalon Patent Rights or Collaboration Patent Rights, with respect to a Product or Royalty Bearing Product, of which they become aware. The Selling Party shall have the right, but not the obligation, to take any action which it reasonably deems necessary to obtain a discontinuance of such infringement or to bring suit against the Third Party infringer. To the extent requested by the Selling Party, the other Party shall join such suit as a party thereto. In no event shall the Selling Party enter into any settlement which admits or concedes that any aspect of the ChemDiv Patent Rights or Avalon Patent Rights or Collaboration Patent Rights is invalid or unenforceable without the prior written consent of both Parties, which consent shall not be unreasonably withheld or delayed. The Parties will reasonably cooperate with each other in any such suit or action. The Parties shall

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

keep each other reasonably informed of all material developments in connection with any such claim, suit or proceeding. The Selling Party shall collect any damages obtained in such suit or pursuant to a settlement thereof and such amount shall be included in Revenues.
     11.5 In the event of the institution of any suit by a Third Party for patent infringement involving the use, sale, distribution or marketing of any Product or Royalty Bearing Product in the Territory, the Selling Party shall promptly notify the other Party in writing of such suit. In the event of all such actions, the Selling Party shall defend such action, at its own expense (which expense shall be deductible from Earnings in the case of Product), and the other Party hereby agrees to assist and cooperate with the Selling Party, at the Selling Party’s expense, to the extent necessary in the defense of such suit. All royalties due hereunder with respect to Royalty Bearing Product shall continue to be paid by the Selling Party. The Selling Party shall assume full responsibility for the cost and expense thereof and/or the payment of any award for damages, or any amount due pursuant to any settlement entered into by the Selling Party with such Third Party. No settlement shall be entered into that affects the rights of either Party. Any damages awarded to a Third Party and/or any settlement paid to a Third Party and the cost of defending the action shall be deductible from Earnings.
ARTICLE 12
CONFIDENTIALITY
     12.1 (a) Except as otherwise provided in this Article 12, during the term of this Agreement and for a period of * years thereafter, Avalon shall maintain in confidence and use only for purposes specifically authorized under this Agreement and/or in fulfilling its obligations and/or exercising its rights under this Agreement information and data received from ChemDiv during this Agreement (“ChemDiv Information”).

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

          (b) To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, Avalon may disclose ChemDiv Information it is otherwise obligated under this Section not to disclose to its Affiliates and to Third Parties, including but not limited to permitted Sublicensees and potential permitted Sublicensees, consultants, outside contractors and clinical investigators, on condition that such entities or persons agree to keep the ChemDiv Information confidential for the same time periods and to the same extent as Avalon is required to keep the ChemDiv Information confidential with ChemDiv being made a third party beneficiary thereof, with the right of enforcement; and as a Selling Party, Avalon or its Affiliates or Sublicensees may disclose such ChemDiv Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain authorizations to conduct clinical trials with, to obtain Regulatory Approval for and commercially market any Product, provided ChemDiv is notified in writing in advance, and Avalon requests confidential treatment thereof. Avalon shall report in writing to ChemDiv, at least annually, any disclosures of ChemDiv Information, as to which Avalon has confidentiality obligations under this Section 12.1 and the identity of recipients of such ChemDiv Information.
          (c) The obligation not to disclose and/or use ChemDiv Information shall not apply to any part of such ChemDiv Information that (i) is or becomes patented, published or otherwise part of the public domain other than by acts of Avalon or its Affiliates or Sublicensees in contravention of this Agreement; (ii) is disclosed to Avalon or its Affiliates or Sublicensees by a Third Party, provided such ChemDiv Information was not obtained by such Third Party directly or indirectly from ChemDiv under an obligation to keep such ChemDiv Information confidential; (iii) prior to disclosure under this Agreement, can be shown by written documents

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

to have already been in the possession of Avalon or its Affiliates or Sublicensees, provided such ChemDiv Information was not obtained directly or indirectly from ChemDiv under an obligation to keep such ChemDiv Information confidential; (iv) can be shown by written documents to have been independently developed by Avalon or its Affiliates or sublicensees without breach of any of the provisions of this Agreement; or (v) is disclosed by Avalon pursuant to an order or demand issued by a court or governmental agency or as otherwise required by law; provided, however that Avalon notifies ChemDiv prior to disclosure, giving ChemDiv sufficient advance notice to permit it to seek a protective order or other similar order with respect to such ChemDiv Information and provided further that Avalon furnishes only that portion of the ChemDiv Information which it is advised by counsel is legally required whether or not a protective order or other similar order is obtained by ChemDiv.
              (d) For the purpose of this Article 12, Collaboration Compounds and Collaboration Inventions are deemed to be both ChemDiv Information and Avalon Information.
     12.2 (a) Except as otherwise provided in this Article 12, during the term of this Agreement and for a period of * years thereafter, ChemDiv shall maintain in confidence and use only for purposes specifically authorized under this Agreement and/or in fulfilling its obligations and/or exercising its rights under this Agreement information and data received from Avalon during this Agreement (“Avalon Information”).
              (b) To the extent it is reasonably necessary or appropriate to fulfill its obligations under this Agreement or exercise its rights under this Agreement, ChemDiv may disclose Avalon Information it is otherwise obligated under this Section not to disclose to its Affiliates and to Third Parties including but not limited to permitted Sublicensees, potential permitted Sublicensees, consultants, outside contractors, collaborators and clinical investigators

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

on a need-to-know basis on condition that such entities or persons agree to keep the Avalon Information confidential for the same time periods and to the same extent as ChemDiv is required to keep the Avalon Information confidential; with Avalon being made a third party beneficiary thereof with a right of enforcement, and as a Selling Party, ChemDiv or its Affiliates may disclose such Avalon Information to government or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain authorizations to conduct clinical trials with, to obtain Regulatory Approval for, and commercially market Product, provided Avalon is notified in writing, in advance and ChemDiv requests confidential treatment thereof. ChemDiv shall report in writing to Avalon, at least annually, any disclosures of Avalon Information as to which ChemDiv has confidentiality obligations under this Section 12.2, and the identity of recipients of such Avalon Information.
          (c) The obligation not to disclose and/or use Avalon Information shall not apply to any part of such Avalon Information that (i) is or becomes patented, published or otherwise part of the public domain other than by acts of ChemDiv or its Affiliates in contravention of this Agreement; (ii) is disclosed to ChemDiv or its Affiliates by a Third Party, provided such Avalon Information was not obtained by such Third Party directly or indirectly from Avalon under an obligation to keep such Avalon Information confidential; (iii) prior to disclosure under this Agreement, can be shown by written documents to have already been in the possession of ChemDiv or its Affiliates, provided such Avalon Information was not obtained directly or indirectly from Avalon under an obligation to keep such Avalon Information confidential; (iv) can be shown by written documents to have been independently developed by ChemDiv or its Affiliates without breach of any of the provisions of this Agreement; or (v) is disclosed by ChemDiv pursuant to an order or demand issued by a court or governmental agency

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

or as otherwise required by law; provided, however that ChemDiv notifies Avalon prior to disclosure, giving Avalon sufficient advance notice to permit it to seek a protective order or other similar order with respect to such Avalon Information and provided further that ChemDiv furnishes only that portion of the Avalon Information which it is advised by counsel is legally required whether or not a protective order or other similar order is obtained by Avalon.
     12.3 Except as required by applicable law or regulation, neither Party or its Affiliates shall use the names of the other Party in any publicity or advertising without the prior written approval of the other Party. ChemDiv and Avalon each agrees not to disclose the existence of this Agreement or any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party, except as required by applicable law, rule, or regulation or to persons with whom Avalon or ChemDiv has entered into or proposes to enter into a business relationship related to the subject matter hereof, and provided that such persons are subject to appropriate confidentiality agreements. It is expressly agreed that Avalon and ChemDiv may disclose this Agreement and its terms and conditions to its permitted Sublicensees and permitted prospective Sublicensee hereunder provided that such parties are subject to appropriate confidentiality agreements with respect thereto and may disclose this Agreement in connection with a proposed financing, or proposed merger, consolidation or purchase as part of due diligence, provided that the disclosing Party makes reasonable efforts to obtain an agreement of confidentiality not less restrictive than their own confidentiality obligation to ChemDiv and/or Avalon. Notwithstanding the foregoing, Avalon and ChemDiv agree that the information contained in a press release mutually agreed upon by the Parties in advance may be used to describe the nature of this transaction, and Avalon and ChemDiv may disclose the information contained in any such agreed upon and issued press release, as modified by mutual agreement from time to time,

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

without the other Party’s consent. The Parties agree that in no event shall either Party or its Affiliates issue a press release or other public announcement disclosing the existence or terms and conditions of this Agreement without the prior written consent of the other Party.
     12.4 Each Party recognizes the mutual interest in obtaining valid patent protection. Consequently, a Party or any of its Affiliates, or any of its or their respective employees, consultants or collaborators wishing to make a publication (including any oral disclosure made without obligation of confidentiality) relating to work performed as part of a Project (the “Publishing Party”) shall transmit to the other Party (the “Reviewing Party”) a copy of the proposed publication at least * days prior to submission for publication. The Reviewing Party shall have the right to (a) request a delay in publication or presentation in order to protect patentable information, (b) propose modifications to the publication for patent reasons or (c) request that the information be maintained as a trade secret.
     If the Reviewing Party requests a delay as described in clause (a) above, the Publishing Party shall delay submission or presentation of the publication for a period of * days to enable patent applications protecting each Party’s rights in such information to be filed. Upon the expiration of * days from transmission of such proposed disclosures to the Reviewing Party, the Publishing Party shall be free to proceed with the written publication or the oral presentation, respectively, unless the Reviewing Party has requested the delay described above.
     To the extent possible in the reasonable exercise of its discretion, the Publishing Party shall incorporate all modifications proposed under clause (b) above. If a trade secret that is the subject of a request made under clause (c) above cannot be otherwise protected without unreasonable expense to the Reviewing Party, such information shall be omitted from the publication.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

ARTICLE 13
REPRESENTATIONS AND WARRANTIES
     13.1 Each Party represents and warrants to the other that it has the legal right and power to enter into this Agreement, to extend the rights and licenses granted or to be granted to the other in this Agreement, and to fully perform its obligations hereunder, and that it has not made nor will it make any commitments to others in conflict with or in derogation of such rights or this Agreement.
     13.2 EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER CHEMDIV NOR AVALON MAKES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE QUALITY OF ANY KNOW-HOW OR PATENT RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTY OR REPRESENTATION REGARDING CLINICAL EFFECTIVENESS OF THE PRODUCT MANUFACTURED OR THAT ANY PATENT IS VALID OR THAT ANY PATENT APPLICATION WILL BE GRANTED OR THAT PRODUCT OR MANUFACTURE, SALE OR USE THEREOF DOES NOT INFRINGE PATENTS OWNED BY A THIRD PARTY.
     13.3 It is agreed by the Parties that no Party shall have a right to or shall claim special, indirect or consequential damages for breach of this Agreement, excluding claims for indemnification as provided in Article 14 below.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

ARTICLE 14
INDEMNITY
     14.1 On a Project-by-Project basis, the Selling Party shall defend, indemnify and hold the other Party and its directors, officers, employees, shareholders, representatives and agents (each an “Indemnitee”), harmless from and against any and all, liabilities, damages, losses, costs and expenses (including the reasonable fees of attorneys and other professionals, to the extent that the Selling Party does not defend) incurred by an Indemnitee as a direct result of Third Party claims, suits and demands arising out of or resulting from the development, manufacture, use, distribution or sale of any Product pursuant to this Agreement by the Selling Party or its distributors, co-marketers or Sublicensees who obtain Product or rights to Product from the Selling Party or its Affiliates or any person or entity that prepares or manufactures Product for or on behalf of any of the foregoing or that arises or results from use of Product by any person or entity who receives or obtains (directly or indirectly) Product from any of the foregoing, except to the extent those losses arise out of the gross negligence or intentional misconduct of the Indemnitee.
     14.2 An entity that has an indemnity obligation under Section 14.1 (the “Indemnifying Party”) will be informed as soon as possible of any claim, demand, complaint, action, suit or proceeding giving rise to an Indemnitee’s right of indemnification by the Indemnifying Party, and the Indemnifying Party shall assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnitee by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicting interests between such Indemnitee and any other party

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

represented by such counsel. Each Indemnitee agrees to render such assistance and cooperation as may reasonably be requested by the Indemnifying Party for the defense or disposition of all such cases. Any and all reasonable costs incurred by the Indemnitees in such assistance or cooperation as aforesaid shall be for the account of and be reimbursed by the Indemnifying Party. The failure to deliver written notice to the Indemnifying Party within a reasonable amount of time of the commencement or receipt of any complaint, claim, suit, action or proceeding to the extent materially prejudicial to the ability of the Indemnifying Party to defend such claim, suit, action or proceeding, shall relieve the Indemnifying Party of any liability with respect thereto under Section 14.1. None of the Indemnitees shall (i) compromise or settle any claim or action covered by Section 14.1 without prior written approval from the Indemnifying Party, which approval the Indemnifying Party may grant or withhold in its sole discretion, or (ii) make any statement or admission to any Third Party with respect to the Indemnifying Party’s liability or the availability of the compensation from the Indemnifying Party under this Agreement without the prior written approval from the Indemnifying Party, which approval the Indemnifying Party may grant or withhold in its sole discretion, unless, case otherwise prescribed by an applicable law or regulation or a court order, or (iii) make any statement or admission as to liability.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

ARTICLE 15
TERM AND TERMINATION
     15.1 If not earlier terminated as provided in this Agreement, the term of this Agreement (the “Term”) will commence on the Effective Date and expire sixty (60) years from the Effective Date or if earlier on the later of the date that there is no further payment obligation with respect to Product or no further royalty obligation with respect to Royalty Bearing Product.
     15.2 On a Project-by-Project basis, in the event that the Non-Selling Party materially breaches this Agreement with respect to a Project, the Selling Party shall have the right to send written notice of such breach to the Non-Selling Party and if such breach is not cured within * days thereafter (* days in case of a material breach involving a failure to pay an amount when due), then, as of such date, the Non-Selling Party shall be deemed to have given an Opt-Out Notice under Section 7.1 and the Non-Selling Party shall be an Opt-Out Party with respect to such Project. For the avoidance of doubt, if a Non-Selling Party becomes an Opt-Out Party for a Project, this Section 15.2 shall no longer be applicable for such Project.
     15.3 On a Project-by-Project basis, in the event that the Selling Party materially breaches this Agreement with respect to a Project, the Non-Selling Party shall have the right to send written notice of such breach to the Selling Party and if such breach is not cured within * days thereafter (* days in case of a material breach involving a failure to pay an amount when due), then, as of such date, the Selling Party shall be deemed to have given an Opt-Out Notice under Section 7.1 and the Selling Party shall be an Opt-Out Party with respect to such Project. For the avoidance of doubt, if a Non-Selling Party becomes an Opt-Out Party for a Project, this Section 15.3 shall no longer be applicable to such Project.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     15.4 This Agreement may only be terminated as provided in Section 15.1 or 15.5 or by mutual written agreement of the Parties.
     15.5 This Agreement shall terminate in the entirety in the event that for each Project, both Parties are Opt-Out Parties.
     15.6 Upon termination of this Agreement the rights and obligations of the Parties under this Agreement shall terminate except for (i) payment obligations that accrued prior to termination; (ii) the rights and obligations of the Parties under Articles 12, 14 and 16 and Sections 2.2(b), (c) and (d), 2.3, 5.7, 9.3, 9.5, 11.1, 11.2, 11.3, 13.2, 13.3 and 15..6 and (iii) any other provision of this Agreement which by its intent is meant to survive termination.
ARTICLE 16
MISCELLANEOUS
     16.1 Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than a payment obligation which shall not be covered by this Section) when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party; provided, however, that the Party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue to perform hereunder with reasonable dispatch whenever such causes are removed. Either Party shall provide the other Party with prompt written notice of any delay or failure to

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

perform that occurs by reason of force majeure. The Parties shall mutually seek a resolution of the delay or the failure to perform as noted above.
     16.2 This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that each of the Parties may, without such consent, assign this Agreement and its rights and obligations hereunder to its Affiliates or in connection with the transfer or sale of all or substantially all of the portion of its business to which this Agreement relates, or in the event of its merger or consolidation or similar transaction or, in the case of Avalon or ChemDiv, the creation of a special purpose corporation or research and development limited partnership; provided further that the assigning Party shall deliver written notice of any such permitted assignment to the other Party, the assignee shall agree to be bound to the non-assigning Party under the terms and conditions of this Agreement and the assigning Party shall continue to be liable for performance of all obligations under this Agreement as if the assignment did not occur, except in the case of a consolidation or merger where the assigning party is not the surviving entity. Any purported assignment in violation of the preceding sentences shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement in writing.
     16.3 Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.
     16.4 Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or by the next business day delivery service of a nationally recognized overnight courier service (signature required), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.
          If to ChemDiv:
ChemDiv, Inc
11558 Sorrento Valley Road
San Diego, California 92121
Attn: General Manager with a cc to Bill Farley
     If to Avalon:
Avalon Pharmaceuticals, Inc.
20358 Seneca Meadows Parkway
Germantown, Maryland 20876
Attn: CEO with a cc to the General Counsel
     16.5 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware U.S.A, without regard to any choice of law principles that would dictate the application of the laws of another jurisdiction.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     16.6 Any disputes arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement, shall be resolved as follows:
          (a) By the Chief Executive Officers of ChemDiv and Avalon, who shall meet in person at a mutually acceptable time and location or by means of telephone or video conference within * days of such notice and attempt to negotiate a settlement. If the matter remains unresolved within * days by the Chief Executive Officer, then either Avalon or ChemDiv may initiate arbitration upon written notice to the other.
          (b) If the Parties fail to resolve the dispute, then such dispute shall be finally resolved by binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. Any arbitration hereunder shall be conducted with three arbitrators under the Commercial Arbitration Rules of the American Arbitration Association. Each such arbitration shall be conducted in the English language by three arbitrators appointed in accordance with such Rules. Any such arbitration shall be held in Wilmington, Delaware, and, if applicable law is consulted, the applicable law shall be as set forth in Section 16.5 hereof. The arbitrators shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as they determine. The arbitrators shall reach such a decision based on the rights and obligations of the Parties as set forth in this Agreement and in reaching such a decision, the Arbitrators shall not have the power to vary the terms and conditions of this Agreement and/or the obligations of the Parties under this Agreement. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

court for judicial acceptance of any award and an order of enforcement, as the case may be. The decision of the arbitrators shall be final and binding on the Parties.
          (c) In the event the Parties are unable to reach agreement with respect to any matter which is to be subject to arbitration in accordance with Section 6.1(d) or 10.1(d), such will be determined through binding arbitration in accordance with the Commercial Rules of Arbitration of the American Arbitration Association. The site of the arbitration shall be in Wilmington, Delaware.
     The arbitration panel shall be comprised of three (3) arbitrators. Each Party shall be entitled to appoint one arbitrator. The Parties shall appoint their respective arbitrators within * days after submission for arbitration. If either Party shall fail to make timely appointment of its arbitrator, the arbitration shall be heard and decided by the sole arbitrator duly appointed by the other Party. Where both Parties have timely appointed their respective arbitrators, the two arbitrators so appointed shall agree on the appointment of the third arbitrator from the list of arbitrators maintained by the American Arbitration Association. If the Parties’ appointed arbitrators shall fail to agree within * days from the date both Parties’ arbitrators have been appointed, on the identity of the third arbitrator, then such arbitrator shall be appointed by the appropriate administrative body of the American Arbitration Association.
     Within * days of appointment of the full arbitration panel, the Parties shall exchange their final proposed positions with respect to the matters to be arbitrated, which shall approximate as closely as possible the closest positions of the Parties previously taken in the negotiations. Within * days of appointment of the arbitration Panel, each Party shall submit to the arbitrators a copy of the proposed position which it previously delivered to the other Party, together with a brief or other written memorandum supporting the merits of its proposed position. The

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

arbitration panel shall promptly convene a hearing, at which time each Party shall have * to argue in support of its proposed position. The Parties will not call any witnesses in support of their arguments.
     The arbitration panel shall select either of the Party’s proposed position on the issue as the binding final decision to be embodied as an agreement between the Parties. In making their selection, the arbitrators shall not modify the terms or conditions of either Party’s proposed position; nor will the arbitrators combine provisions from both proposed position. In making their selection, the arbitrators shall consider the terms and conditions of this Agreement, the relative merits of the proposed position and the written and oral arguments of the Parties. In the event the arbitrators seek the guidance of the law of any jurisdiction, the law of the State of Delaware shall govern.
     The arbitrators shall make their decision known to the Parties as quickly as possible by delivering written notice of their decision to both Parties. Such written notice need not justify their decision. The Parties will execute any and all papers necessary to obligate the Parties to the position selected by the arbitration Panel within * days of receipt of notice of such selection. The decision of the arbitrators shall be final and binding on the Parties, and specific performance may be ordered by any court of competent jurisdiction.
     The Parties will bear their own costs in preparing for the arbitration. The costs of the arbitrators will be equally divided between the Parties.
     16.7 This Agreement, together with the Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes and terminates all prior and contemporaneous agreements and understandings between the Parties, whether oral or in writing, by and between Avalon and ChemDiv. In the event of any conflict or

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

inconsistency between any provision of any Exhibit hereto and any provision of this Agreement, the provisions of this Agreement shall prevail. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by the Parties hereto. Each of the Parties hereby acknowledges that this Agreement and the related documents are each the result of mutual negotiation and, therefore, any ambiguity in their respective terms shall not be construed against the drafting Party.
     16.8 The captions to the several Articles and Sections hereof and Exhibits hereto are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.
     16.9 It is expressly agreed that ChemDiv and Avalon shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither ChemDiv nor Avalon shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so.
     16.10 The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.
     16.11 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be exchanged by facsimile if mutually agreed by the Parties.

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     16.12 Each Party shall cause its Affiliates to comply with the terms and conditions of this Agreement as if such Affiliate was a signatory to this Agreement. The failure of an Affiliate of a Party to comply with the terms and conditions of this Agreement shall be deemed a breach by such Party.
     16.13 Except as specified in Section 13.2, 13.3 and 15.4, no remedy referred to in this Agreement is intended to be exclusive and shall be cumulative and in addition to any other remedy otherwise available under law or equity.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the Parties have caused this Collaboration Agreement to be executed and sealed by their respective duly authorized representatives as of the date first set forth above.

CHEMDIV, INC.

By:	/s/ Ronald Demuth
Name:	Ronald Demuth
Title:	General Manager
Date:	July 27, 2006

AVALON PHARMACEUTICALS, INC.

By:	/s/ Kenneth C. Carter, Ph.D.
Name:	Kenneth C. Carter, Ph.D.
Title:	President and CEO
Date:	July 25, 2006

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Exhibit A
Primary Contact Person

For ChemDiv, Inc.	*

For Avalon Pharmaceuticals, Inc.	*

*	The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

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